    As filed with the Securities and Exchange Commission on December 7, 2000

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           --------------------------

                          FORM 8-A/A (AMENDMENT NO. 2)

          FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO
          SECTION 12(b) OR 12(g) OF THE SECURITIES EXCHANGE ACT OF 1934

                                   eTOYS INC.
             (Exact name of Registrant as Specified in its Charter)

             DELAWARE                                    95-4633006
     --------------------------             ------------------------------------
     (State of Incorporation or             (I.R.S. Employer Identification No.)
           Organization)


                             12200 W. OLYMPIC BLVD.
                          LOS ANGELES, CALIFORNIA 90064
                    ----------------------------------------
                    (Address of principal executive offices)




If this Form relates to the registration of a        If this Form relates to the registration of a
class of securities pursuant to Section 12(b) of     class of securities pursuant to Section 12(g)
the Exchange Act and is effective pursuant to        of the Exchange Act and is effective pursuant
General Instruction A.(c), please check the          to General Instruction A.(d), please check the
following box.  [  ]                                 following box.  [X]


Securities Act registration statement file number to which this form relates: ___________________________
             (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

TITLE OF EACH CLASS                        NAME OF EACH EXCHANGE ON WHICH
TO BE SO REGISTERED                        EACH CLASS IS TO BE REGISTERED
-------------------                        ------------------------------
None                                       None



Securities to be registered pursuant to Section 12(g) of the Act:

                    COMMON STOCK, PAR VALUE $.0001 PER SHARE
                    ----------------------------------------
                                (Title of Class)

================================================================================

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         Incorporated by reference to the information set forth under the heading "Description of Capital Stock" in the Registrant's Registration Statement on Form S-3 (SEC File No. 333-50824), filed with Securities and Exchange Commission on November 28, 2000.

ITEM 2.  EXHIBITS.

NUMBER   DESCRIPTION
------   -----------
   3.1   Amended and Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3.6 to the Registrant's Registration
         Statement on Form S-1 filed February 17, 1999)

   3.2 Amended and Restated Bylaws (incorporated herein by reference to Exhibit 3.1 to the Registrant's Quarterly Report on Form 10-Q filed
         November 14, 2000)

   3.3 Certificate of Designations, Preferences and Rights (incorporated herein by reference to Exhibit 3.1 to the Registrant's Current
         Report on Form 8-K filed June 13, 2000)

   4.1 Form of Warrant (incorporated herein by reference to Exhibit 4.1 to the Registrant's Current Report on Form 8-K filed June 13, 2000)

  10.1 Registration Rights Agreement, dated as of June 12, 2000, by and among eToys and certain investors (incorporated herein by reference to Exhibit 10.1 to the Registrant's Current Report on Form 8-K filed
         June 13, 2000)

  10.2 Securities Purchase Agreement, dated as of June 12, 2000, by and among eToys and certain investors (incorporated herein by reference to Exhibit 10.2 to the Registrant's Current Report on Form 8-K filed
         June 13, 2000)

  10.3 Placement Agent Agreement, dated as of June 12, 2000, by and between eToys and Promethean Capital Group, LLC (incorporated herein by reference to Exhibit 10.3 to the Registrant's Registration Statement on Form S-3 filed June 23, 2000)

  10.4 Waiver and Agreement, dated as of November 15, 2000, by and among eToys and certain investors (incorporated herein by reference to Exhibit 10.2 to the Registrant's Current Report on Form 8-K filed
         November 16, 2000)

                                    SIGNATURE

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                       ETOYS INC.




                                       By: /s/ Peter Juzwiak
                                          ------------------------------------
                                       Name: Peter Juzwiak
                                       Title: Vice President and General Counsel

Date:  December 6, 2000